UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 24, 2023
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 24, 2023, Qorvo, Inc. (the "Company") completed its offer to exchange up to $500 million aggregate principal amount of its outstanding 1.750% Senior Notes due 2024 (the "Existing Notes") for an equivalent amount of its $500 million aggregate principal amount 1.750% Senior Notes due 2024 registered under the Securities Act of 1933, as amended (the "New Notes"). The exchange offer, which expired at 5:00 p.m., New York City time, on November 17, 2023, fulfilled the Company's obligations regarding the registration of the Existing Notes under the registration rights agreement entered into in connection with the issuance of the Existing Notes. Pursuant to the exchange offer, $499.9 million aggregate principal amount of the Existing Notes, representing 99.99% of the outstanding Existing Notes, were validly tendered and accepted by the Company in exchange for an equivalent amount of New Notes containing substantially identical terms.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Grant A. Brown
Grant A. Brown
Senior Vice President and Chief Financial Officer

Date:    November 29, 2023